Exhibit 99.2

Envestnet to Acquire PIEtech®, Creator of MoneyGuide Financial Planning Applications

Acquiring industry leader in goals-based financial planning tools accelerates Envestnet’s fulfillment of its vision for enabling Financial Wellness

Expected to be immediately accretive to adjusted EBITDA and adjusted net income per share

CHICAGO — March 14, 2019 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today announced it will acquire PIEtech, Inc., the creator of the MoneyGuide family of financial planning applications. MoneyGuide is a leading goals-based financial planning application used by financial advisors.

“Financial planning is a key component of our vision for enabling Financial Wellness,” said Jud Bergman, Chairman and CEO of Envestnet. “We have admired the MoneyGuide offerings for some time, and recently announced our collaborative partnership with Apprise Labs and the PIEtech team. With MoneyGuide’s financial planning applications more deeply integrated into Envestnet’s wealth management solutions, enterprises, advisors and their clients can benefit from a frictionless wealth management technology solution across the application stack, driving higher productivity and better client outcomes.”

Headquartered in Powhatan, VA, PIEtech is focused on helping individuals control their financial future and security by planning for it. MoneyGuide solutions — including MoneyGuideOne, MoneyGuidePro (R) and MoneyGuideElite — are integrated with more than 150 wealth management data and technology providers, and serve tens of thousands of financial advisors across enterprise, institutional and independent firms. Nearly two million financial plans have been created using MoneyGuide solutions in the past 12 months.

“We founded PIEtech in 1997 to empower financial advisors to use financial planning to efficiently motivate their clients to create, implement and maintain financial plans that best meet their lifetime financial goals,” said Bob Curtis, founder and co-CEO of PIEtech. “Now a leader in financial planning, the PIEtech team is excited to join forces with Envestnet, who will be a great partner for our customers. We are believers in Envestnet’s vision for enabling financial wellness, and look forward to engaging with our customers with an increasingly broad set of solutions to provide lasting value to financial advisors and their clients.”

Key Benefits

The acquisition of PIEtech is expected to provide a number of benefits to financial advisors, end clients and Envestnet, including:

•      Establishes Envestnet as a leader in financial planning solutions — a key component of the Company’s vision for enabling Financial Wellness, to a large customer base consisting of banks, RIAs and broker-dealers

•      Complements and extends Envestnet’s existing capabilities with Logix and Apprise, providing advisors and their clients with access to a full spectrum of financial planning capabilities;

•      Allows for deeper integration of MoneyGuide software with Envestnet’s integrated technology platform, reducing friction and enhancing productivity for advisors;

•      Expands the opportunity to offer a broad range of data-driven, financial plan-informed Financial Wellness solutions, both domestically and internationally over time;

•      Delivers compelling financial benefits — growing and profitable subscription-based recurring revenue business model, and accretive to top-line growth, margins and adjusted earnings per share.

Transaction Details

Envestnet will acquire PIEtech for consideration consisting of $295 million in cash, subject to certain adjustments, and approximately 3.185 million shares of Envestnet common stock. Based on the closing price of Envestnet’s common stock on March 13, 2019, the total value of the consideration is equal to approximately $500 million. The cash portion of the consideration will be funded by a combination of cash on Envestnet’s balance sheet and borrowings under its revolving credit facility.

Envestnet expects the acquisition to be accretive to adjusted EBITDA, adjusted EBITDA margin and adjusted net income per share immediately. Envestnet also expects multiple opportunities for cross-selling, which would further enhance the financial benefits of this transaction.

The transaction is expected to close mid-year 2019 and is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Advisors

PJT Partners LP is serving as financial advisor, and Mayer Brown LLP is serving as legal counsel, to Envestnet. Raymond James & Associates, Inc. is serving as financial advisor and Womble Bond Dickinson (US) LLP is serving as legal counsel to PIEtech.

Conference Call

Envestnet will host a conference call at 4:00pm CT today to discuss the acquisition. Supplemental presentation materials and the live webcast can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. The call can also be accessed live over the phone by dialing 888-394-8218, or for international callers 323-701-0225. A replay will be available one hour after the call and can be accessed by dialing 844-512-2921 or 412-317-6671 for international callers; the conference ID is 3432114. The dial-in replay will be available for one week and the webcast replay will be available for one month following the date of the conference call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of intelligent systems for wealth management and financial wellness. Envestnet’s unified technology empowers enterprises and advisors to more fully understand their clients and deliver actionable intelligence that drives better outcomes and improves lives.

Envestnet Wealth Solutions enables enterprises and advisors to better manage client outcomes and strengthen their practices through its leading Wealth Management Operating System and advanced portfolio solutions. Envestnet Tamarac provides portfolio management, reporting, trading, rebalancing and client portal solutions for registered independent advisors (RIAs). Envestnet Data & Analytics provides intelligent solutions that enable dynamic innovation through its Envestnet Yodlee platform.

More than 3,500 enterprises and over 96,000 advisors including: 16 of the 20 largest U.S. banks, 43 of the 50 largest wealth management and brokerage firms, over 500 of the largest Registered Investment Advisors, and hundreds of Internet services companies leverage Envestnet technology and services.

For more information on Envestnet, please visit www.envestnet.comand follow @ENVintel.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release concerning, among other things, Envestnet, Inc.’s (the “Company”) acquisition of PIEtech (the “PIEtech Acquisition”) and the expected benefits of the acquisition are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the inability to complete the PIEtech Acquisition in a timely manner or at all; the possibility that any of the anticipated benefits of the PIEtech Acquisition will not be realized to the extent or when expected; the risk that integration of PIEtech’s operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the challenges of integrating and retaining key employees; the effect of the announcement of the PIEtech Acquisition on PIEtech’s and the Company’s business relationships, operating results and business generally; potential exposure to state and local non-income tax obligations, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial services industry, the impact of market and economic conditions on revenues, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the Company’s ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, potential dilution from issuing equity securities or a weaker balance sheet from using cash or incurring debt to finance acquisitions, the impact of market conditions on the Company’s ability to issue additional debt and equity to fund acquisitions, compliance failures, regulatory or third-party actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic conditions, political and regulatory conditions, the impact of fluctuations in interest rates on the Company’s business, ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytic solutions and market research services and premium FinApps, the results of our investments in research and development, our data center and other infrastructure, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, our ability to retain and hire necessary employees and appropriately staff our operations, in particular our India operations, and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of March 14, 2019 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

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